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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Citicorp:


We consent to the incorporation by reference of our report dated January 20, 1998 relating to the consilidated balance sheets of Citicorp and subsidiaries as of December 31, 1997 and 1996, the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, in the Registration Statement dated December 15, 1998 on Form S-3 ("Registration Statement") of Citigroup Inc. (formed as a result of the merger between Travelers Group Inc. and Citicorp which has been accounted for as a pooling of interests) relating to the Travelers Life and Annuity Agency Capital Accumulation Plan, and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report with respect to these consolidated financial statements is included in the 1997 Citicorp Annual Report and Form 10-K.

/s/ KPMG Peat Marwick LLP

New York, New York
December 15, 1998